Exhibit 10.1

April 26, 2021

Tremont Realty Advisors LLC

Two Newton Place

255 Washington Street, Suite 300

Newton, Massachusetts 02458

RE:         Management Agreements with Tremont Realty Advisors LLC

Ladies and Gentlemen:

Reference is made to (i) the Agreement and Plan of Merger (the “Merger Agreement”), dated as of even date herewith, by and between RMR Mortgage Trust (“RMRM”) and Tremont Mortgage Trust (“TRMT”), pursuant to which, among other things, TRMT will merge with and into RMRM, with RMRM being the surviving entity in the merger (the “Merger”); (ii) the Management Agreement (the “TRMT Management Agreement”), dated September 18, 2017, as amended, by and between TRMT and Tremont Realty Advisors LLC (the “Manager”); and (iii) the Management Agreement, dated January 5, 2021, by and between RMRM and the Manager (the “RMRM Management Agreement,” and together with the TRMT Management Agreement, the “Management Agreements”). Capitalized terms used in this letter agreement without definition shall have the meanings given therefor in the TRMT Management Agreement.

In connection with TRMT’s entry into the Merger Agreement, on and subject to the terms set forth in this letter agreement, TRMT gives the Manager notice of TRMT’s termination of the TRMT Management Agreement effective as of the close of business on the date the Merger is consummated.

Pursuant to Section 17 of the TRMT Management Agreement, upon the effectiveness of the proposed termination of the TRMT Management Agreement, TRMT is required to pay to the Manager the Termination Fee. By the execution and delivery of this letter agreement by RMRM, TRMT and the Manager, on and subject to the terms and conditions hereof, the Manager (i) agrees to accept termination of the TRMT Management Agreement effective upon consummation of the Merger as set forth in the preceding paragraph and (ii) agrees to waive any and all right to receive payment of the Termination Fee under the TRMT Management Agreement resulting from the termination of the TRMT Management Agreement upon consummation of the Merger; it being expressly understood and agreed that the notice of termination, termination and waiver provided for herein apply only in respect of the Merger and will not apply in respect of any Competing Proposal or Superior Proposal (as those terms are defined in the Merger Agreement) or to any other transaction or arrangement. For the avoidance of doubt, as provided in Section 11 of the TRMT Management Agreement, if the effective termination date of the TRMT Management Agreement pursuant to this letter agreement does not correspond to the end of a fiscal quarter, the Incentive Fee for the quarter in which the termination occurs shall be calculated for the period beginning on the day after the end of the quarter immediately preceding such effective termination date and ending on such effective termination date, which Incentive Fee shall be calculated using Core Earnings for the 12-month period ending on the effective termination date.

In consideration of the Manager’s agreement to waive any and all right to receive payment of the Termination Fee from TRMT hereunder, RMRM hereby agrees that, effective upon consummation of the Merger and the termination of the TRMT Management Agreement as provided herein, the Manager’s expenditures paid pursuant to Section 14(b) of the TRMT Management Agreement shall be assumed by RMRM and included in the calculation of the “Termination Fee” under and as defined in the RMRM Management Agreement.

Except as expressly provided herein, this letter agreement shall not amend, modify, alter or waive in any respect any other agreements, rights or obligations of TRMT, RMRM, the Manager or others under or in respect of the Management Agreements, as applicable.

This letter agreement shall be null and void and of no further force or effect in the event that (i) the Merger is not consummated on or before December 31, 2021 or (ii) the Merger Agreement is terminated in accordance with its terms.

This letter agreement shall be governed by and construed in accordance with the laws of the State of Maryland without regard to principles of conflicts of law.

[Signature Page Follows]

Sincerely,

TREMONT MORTGAGE TRUST

By:	/s/ G. Douglas Lanois
G. Douglas Lanois
Chief Financial Officer and Treasurer

RMR MORTGAGE TRUST

By:	/s/ G. Douglas Lanois
G. Douglas Lanois
Chief Financial Officer and Treasurer

Accepted and agreed to as of the date set forth above:

TREMONT REALTY ADVISORS LLC

By:	/s/ Matthew P. Jordan
Matthew P. Jordan
President and Chief Executive Officer